Exhibit 10.1

Novatel Wireless, Inc.

9645 Scranton Road

Suite 205

San Diego, CA 92121

July 3, 2014

Novatel Shareholders for Change

c/o Cobb H. Sadler

Catamount Strategic Advisors LLC

101 California Street, 41’ Floor

San Francisco, CA 94111

Gentlemen:

We refer to the agreement (this “Agreement”) between Novatel Wireless, Inc., a Delaware corporation (the “Company”), and each of Cobb H. Sadler (“Sadler”), Edward T. Shadek (“Shadek”), Robert Ellsworth (“Ellsworth”), Alex Mashinsky (“Mashinsky”), Richard A. Karp (“Karp”), Maguire Financial, LP, a Delaware limited partnership (the “Maguire Fund”), Maguire Asset Management, LLC, a Delaware limited liability company (“Maguire Asset Management”), and Timothy Maguire, dated April 29, 2014, relating to the settlement of matters arising out of the nomination by the Investors of Messrs. Karp and Mashinsky as candidates for election as directors of the Company at the 2014 Annual Meeting. Capitalized terms used but not defined in this letter have the meanings set forth in the Agreement.

Paragraph 2 of the Agreement provides that, from and after the 2014 Annual Meeting, during the term of the Agreement, the size of the Board shall not exceed seven (7) directors and the Board shall resolve, in accordance with Section 3.2 of the Bylaws, effective upon the conclusion of the 2014 Annual Meeting, to decrease the number of directors constituting the entire Board to seven (7). As you are aware, Peter J. Leparulo was recently replaced as Chief Executive Officer of the Company by Mr. Mashinsky. As of the date of this letter, Mr. Leparulo remains a director of the Company.

This letter is to confirm that, notwithstanding paragraph 2 of the Agreement, the undersigned consent to the size of the Board remaining at eight (8) directors, or being increased to nine (9) directors, while Mr. Leparulo remains a member of the Board, it being understood that, upon the resignation or removal of Mr. Leparulo from the Board, the number of directors constituting the entire Board shall not exceed eight (8) directors.

This confirmation letter shall expire if any of the following occur:

1. If it is not acted on by the board by July 31, 2014.

2. If Mr. Leparulo resigns or is removed from the board prior to the action being taken.

3. If Mr. Mashinsky, Mr. Karp, and Ms. Sue Swenson do not all vote affirmatively for the action when a motion is presented to the board.

Very truly yours,

NOVATEL WIRELESS, INC.

By:	/s/ Alex Mashinsky
Name: Alex Mashinsky
Title: Interim Chief Executive Officer

Accepted and agreed to as of the date first written above:

/s/ Cobb H. Sadler

Cobb H. Sadler

/s/ Edward T. Shadek

Edward T. Shadek

/s/ Robert Ellsworth

Robert Ellsworth

Maguire Financial, LP

By Maguire Asset Management, LLC, its general partner

By: /s/ Timothy Maguire

Name: Timothy Maguire

Title: Managing Partner

Maguire Asset Management, LLC

By: Timothy Maguire
Name: Timothy Maguire
Title: Managing Partner

Timothy Maguire

Timothy Maguire

Maguire Asset Management, LLC

By Maguire Asset Management, LLC, its general partner

By: /s/ Timothy Maguire

Name: Timothy Maguire

Title: Managing Partner

cc:

Olshan Frome Wolosky LLP Park Avenue Tower

65 East 55th Street

New York, New York 10022

 Attn: Steve Wolosky

          Andrew Freedman

email: swolosky@olshanlaw.com

email:afreedman@olshanlaw.com